UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2010

WCA Waste Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50808	20-0829917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Riverway, Suite 1400	77056
Houston, Texas 77056	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (713) 292-2400

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 – Regulation FD Disclosure.

On March 4, 2010, WCA Waste Corporation (the “Company”) held its fourth quarter and full-year 2009 earnings conference call.  The conference call was available live via teleconference and the internet. A webcast replay of the call will remain available through the Investor Relations section of the Company’s website (www.wcawaste.com) for 12 months after March 4, 2010.

As was previously announced in the press release issued by the Company on March 3, 2010, management stated on the call that the Company had achieved adjusted EBITDA of $51.5 million in 2009 and that following the acquisition of Live Earth, LLC on December 31, 2009 that the Company expected to add approximately $30 million additional revenue in 2010.  On the call, management also indicated that with the Live Earth business and the Company’s base business that the Company anticipates that it will achieve adjusted EBITDA of $55.0 million for 2010.

In addition, on the call, management indicated that the Company sees substantial acquisition opportunities to acquire companies whose waste could be internalized at either the Company’s Sunny Farms landfill in Ohio or at the Company’s 2,600-acre Fort Bend Regional Landfill in the Houston area. Management further indicated that it has identified up to 43 companies that are in those two market areas that it could target for potential acquisitions over the next 24 months.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

* * * *

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally include discussions and descriptions other than historical information. The forward-looking statements made herein are only made as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Our results will be subject to a number of operational and other risks, including the following: general economic conditions have impacted and may continue to impact our business; we may not be successful in expanding the permitted capacity of our current or future landfills; our business is capital intensive, requiring ongoing cash outlays that may strain or consume our available capital; increases in the costs of disposal, labor and fuel could reduce operating margins; increases in costs of insurance or failure to maintain full coverage could reduce operating income; we may be unable to obtain financial assurances necessary for our operations; we are subject to environmental and safety laws, which restrict our operations and increase our costs, and may impose significant unforeseen liabilities; we compete with large companies and municipalities with greater financial and operational resources, and we also compete with alternatives to landfill disposal; covenants in our credit facilities and the instruments governing our other indebtedness may limit our ability to grow our business and make capital expenditures; changes in interest rates may affect our results of operations; a downturn in U.S. economic conditions or the economic conditions in our markets may have an adverse impact on our business and results of operations; our success depends on key members of our senior management, the loss of any of whom could disrupt our customer and business relationships and our operations; and we are subject to risks with respect to our acquisition activities.

We describe these and other risks in greater detail in the sections entitled "Risk Factors" and "—Cautionary Statement about Forward-Looking Statements" included in our Form 10-K for the year ended December 31, 2008 and which will be included in our Form 10-K for the year ended December 31, 2009 which we expect to file with the Securities and Exchange Commission by March 16, 2010, to which we refer you for additional information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCA WASTE CORPORATION

Date: March 4, 2010	By:	/s/ Charles A. Casalinova
Charles A. Casalinova
Senior Vice President and Chief Financial Officer